Exhibit 99.1

GUILD HOLDINGS COMPANY REPORTS THIRD QUARTER 2023 RESULTS

•Originations of $4.3 Billion in Third Quarter and $11.4 Billion YTD
•Net Revenue of $257.3 Million in Third Quarter and $598.0 Million YTD
•Net Income of $54.2 Million in Third Quarter and $54.0 Million YTD
•Adjusted Net Income of $29.0 Million in Third Quarter and $35.5 Million YTD
•Return on Equity of 17.2% and Adjusted Return on Equity of 9.2% in Third Quarter
•Gain on Sale Margin on Originations of 377 bps in Third Quarter
•94% of Originations were Purchase Originations in the Third Quarter
•Paid Special Cash Dividend of $0.50 Per Share in the Third Quarter
•Acquired First Centennial Mortgage, a residential mortgage lender headquartered in Illinois

SAN DIEGO, California - November 8, 2023 – Guild Holdings Company (NYSE: GHLD) (“Guild” or the “Company”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today announced results for the third quarter ended September 30, 2023.
“In the third quarter, we delivered revenue and earnings growth over the prior quarter, even as lower originations volume reflects ongoing industry headwinds of higher interest rates and limited home sales inventory,” stated Terry Schmidt, Guild Holdings Chief Executive Officer. “We have remained consistent with our strategy of growing market share in the retail purchase mortgage market, while retaining the servicing of those loans. This focus not only allows us to see more reliable income, it enables us to build an ongoing asset, where we believe we have the opportunity to realize repeat transactions over time. Through a combination of selective acquisitions and organic recruiting, we have continued to invest in our people and our platform to both drive market share in the near term, and to be positioned to accelerate growth when this cycle turns. We are well-capitalized, and remain confident that we have the right platform, products and people to allow us to deliver on our strategy.”

Third Quarter 2023 Highlights	Total in-house originations of $4.3 billion compared to $4.5 billion in the prior quarter
Originated 94% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association estimate of 82% for the same period
Net revenue of $257.3 million compared to $236.8 million in the prior quarter
Net income of $54.2 million compared to $36.9 million in the prior quarter
Servicing portfolio unpaid principal balance of $83.7 billion as of September 30, 2023, up 2% compared to $82.0 billion as of June 30, 2023
Adjusted net income and adjusted EBITDA totaled $29.0 million and $43.9 million, respectively, compared to $9.0 million and $16.5 million, respectively, in the prior quarter
Return on equity of 17.2% and adjusted return on equity of 9.2%, compared to 12.0% and 2.9%, respectively, in the prior quarter

Year-To-Date 2023 Highlights	Total in-house originations of $11.4 billion compared to $16.1 billion in the prior year
Originated 94% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association estimate of 81% for the same period
Net revenue of $0.6 billion compared to $1.0 billion in the prior year
Net income of $54.0 million compared to net income of $343.6 million in the prior year
Servicing portfolio unpaid principal balance of $83.7 billion as of September 30, 2023, up 8% compared to $77.7 billion as of September 30, 2022

Adjusted net income and adjusted EBITDA totaled $35.5 million and $61.6 million, respectively, compared to adjusted net income and adjusted EBITDA of $70.1 million and $101.6 million, respectively, in the prior year

Return on equity of 5.7% and adjusted return on equity of 3.8%, compared to 41.9% and 8.6%, respectively, in the prior year

Third Quarter Summary
Please refer to “Key Performance Indicators” and “GAAP to Non-GAAP Reconciliations” elsewhere in this release for a description of the key performance indicators and definitions of the non-GAAP measures and reconciliations to the nearest comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

($ amounts in millions, except per share amounts)	3Q’23	2Q’23	%∆	YTD’23	YTD’22	%∆
Total in-house originations	$4,263.8	$4,458.5	(4)%	$11,423.8	$16,147.3	(29)%
Gain on sale margin on originations (bps)	377	310	22%	343	375	(9)%
Gain on sale margin on pull-through adjusted locked volume (bps)	389	314	24%	333	342	(3)%
UPB of servicing portfolio (period end)	$83,705.7	$82,030.4	2%	$83,705.7	$77,735.7	8%
Net revenue	$257.3	$236.8	9%	$598.0	$1,030.5	(42)%
Total expenses	$183.7	$186.4	(1)%	$524.8	$587.3	(11)%
Net income	$54.2	$36.9	47%	$54.0	$343.6	(84)%
Return on equity	17.2%	12.0%	43%	5.7%	41.9%	(86)%
Adjusted net income	$29.0	$9.0	223%	$35.5	$70.1	(49)%
Adjusted EBITDA	$43.9	$16.5	166%	$61.6	$101.6	(39)%
Adjusted return on equity	9.2%	2.9%	215%	3.8%	8.6%	(56)%
Earnings per share	$0.89	$0.61	47%	$0.89	$5.63	(84)%
Diluted earnings per share	$0.88	$0.60	47%	$0.87	$5.56	(84)%
Adjusted earnings per share	$0.48	$0.15	223%	$0.58	$1.15	(49)%
Origination Segment Results
Origination segment net income was $7.2 million in the third quarter compared to a net loss of $21.3 million in the prior quarter on lower origination volume and still reflecting the impact of higher interest rates and low housing inventory. During the three months ended September 30, 2023, we changed certain of our assumptions through enhancements to the models used in the valuation of our interest rate lock commitments and mortgage loans held for sale, which resulted in a $17.4 million increase to gain on sale of loans. Gain on sale margins on originations increased 67 bps quarter-over-quarter to 377 bps. Gain on sale margins on pull-through adjusted locked volume increased 75 bps quarter-over-quarter to 389 bps and total pull-through adjusted locked volume was $4.1 billion compared to $4.4 billion in the prior quarter.

($ amounts in millions)	3Q’23	2Q’23	%∆	YTD’23	YTD’22	%∆
Total in-house originations	$4,263.8	$4,458.5	(4)%	$11,423.8	$16,147.3	(29)%
In-house originations # (000’s)	13	13	—%	35	50	(30)%
Net revenue	$163.3	$140.3	16%	$397.2	$616.4	(36)%
Total expenses	$156.1	$161.6	(3)%	$444.1	$525.8	(16)%
Net income (loss) allocated to origination	$7.2	$(21.3)	134%	$(46.9)	$90.6	(152)%

Servicing Segment Results
Servicing segment net income was $84.0 million in the third quarter compared to $88.7 million in the prior quarter. The Company retained mortgage servicing rights (“MSRs”) for 80% of total loans sold in the third quarter of 2023.

Net revenue totaled $96.6 million compared to $98.9 million in the prior quarter. In the third quarter of 2023, fair value adjustments with respect to the Company’s MSRs totaled a gain of $22.1 million, compared to $27.9 million in the prior quarter. Guild’s purchase recapture rate was 25% in the third quarter of 2023, which aligns with the Company’s focus on customer service and synergistic business model.

($ amounts in millions)	3Q’23	2Q’23	%∆	YTD’23	YTD’22	%∆
UPB of servicing portfolio (period end)	$83,705.7	$82,030.4	2%	$83,705.7	$77,735.7	8%
# Loans serviced (000’s) (period end)	340	335	1%	340	320	6%
Loan servicing and other fees	$61.9	$60.2	3%	$182.3	$165.4	10%
Valuation adjustment of MSRs	$22.1	$27.9	(21)%	$(4.9)	$247.4	(102)%
Net revenue	$96.6	$98.9	(2)%	$208.5	$418.6	(50)%
Total expenses	$12.6	$10.1	24%	$36.1	$31.2	16%
Net income allocated to servicing	$84.0	$88.7	(5)%	$172.5	$387.5	(55)%

Share Repurchase Program
During the three months ended September 30, 2023, the Company repurchased and subsequently retired 87,087 shares of its Class A common stock at an average purchase price of $11.74 per share. As of September 30, 2023, $12.3 million remained available for repurchase under the Company’s share repurchase program.

Balance Sheet and Liquidity Highlights
The Company’s cash and cash equivalents position was $114.4 million as of September 30, 2023. The Company’s unutilized loan funding capacity was $1.0 billion, while the unutilized MSR lines of credit was $336.2 million, based on total committed amounts and borrowing base limitations. The Company’s leverage ratio was 1.0x, defined as total secured debt including funding divided by tangible stockholders’ equity.

(in millions, except per share amounts)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$114.4	$137.9
Mortgage servicing rights, net	$1,258.3	$1,139.5
Warehouse lines of credit	$839.1	$713.2
Notes payable	$148.8	$126.3
Total stockholders’ equity	$1,277.0	$1,249.3

Tangible net book value per share(1)	$17.46	$17.06
_________________
(1)See “GAAP to Non-GAAP Reconciliation” for a description of this non-GAAP measure and reconciliation to the nearest comparable financial measures calculated and presented in accordance with GAAP.

Webcast and Conference Call
The Company will host a webcast and conference call on Wednesday, November 8, 2023 at 5:00 p.m. Eastern Time to discuss the Company’s results for the third quarter ended September 30, 2023.

The conference call will be available on the Company's website at https://ir.guildmortgage.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register. The conference call can also be accessed by the following dial-in information:

•1-877-300-8521 (Domestic)
•1-412-317-6026 (International)

A replay of the call will be available on the Company's website at https://ir.guildmortgage.com/ approximately two hours after the live call through November 22, 2023. The replay is also available by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 10183072.

About Guild Holdings Company
Founded in 1960 when the modern U.S. mortgage industry was just forming, Guild Holdings Company is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild’s collaborative culture and commitment to diversity and inclusion enable it to deliver a personalized experience for each customer. With more than 4,200 employees and over 340 retail branches, Guild has relationships with credit unions, community banks, and other financial institutions and services loans in 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. Its shares of Class A common stock trade on the New York Stock Exchange under the symbol GHLD.

Contacts
Investors: investors@guildmortgage.net 858-956-5130 Media: Melissa Rue Nuffer, Smith, Tucker mkr@nstpr.com 619-296-0605 Ext. 247

Forward-Looking Statements
This press release contains forward-looking statements, including statements about the Company’s expectations for gaining market share and accelerating growth, ongoing pursuit of M&A opportunities, expectations for benefits from recent acquisitions and expansion of retail reach, expectations for increased home sales and mortgage activity, and ability to continue to repurchase shares of the Company’s Class A common stock pursuant to its share repurchase program. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
Important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following: any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate; any changes in macroeconomic and U.S. residential real estate market conditions; any changes in certain U.S. government-sponsored entities and government agencies, and any organizational or pricing changes in these entities, their guidelines or their current roles; any changes in prevailing interest rates or U.S. monetary policies; the effects of any termination of our servicing rights; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any disruption in the technology that supports our origination and servicing platform; our failure to identify, develop and integrate acquisitions of other companies or technologies; pressure from existing and new competitors; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances; inaccuracies in the estimates of the fair value of the substantial portion of our assets that are measured on that basis (including our MSRs); any failure to adapt to and implement technological changes; the failure of the internal models that we use to manage risk and make business decisions to produce reliable or accurate results; the degree of business and financial risk associated with certain of our loans; any cybersecurity breaches or other vulnerability involving our computer systems or those of certain of our third-party service providers; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any failure to protect our brand and reputation; any non-compliance with the complex laws and regulations governing our mortgage loan origination and servicing activities; material changes to the laws, regulations or practices applicable to reverse mortgage programs; our control by, and any conflicts of interest with, McCarthy Capital Mortgage Investors, LLC; the risks related to our status as a “controlled company”; the significant influence on our business that members of our board and management team are able to exercise as stockholders; our dependence, as a holding company, upon distributions from Guild Mortgage Company LLC to meet our obligations; the risks related to the trading market of our Class A common stock due to our dual class common stock structure; our ability to complete repurchases under the share repurchase program in the amount authorized or at all and the impact of the share repurchase program on our business and financial condition; the identification of material weaknesses in our internal control over financial reporting; and the other risks, uncertainties and factors set forth under Item IA. – Risk Factors and all other disclosures appearing in Guild’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 as well as other documents Guild files from time to time with the Securities and Exchange Commission.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we undertake no obligation to update any forward-looking statement made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.
Adjusted Net Income. We define Adjusted Net Income as earnings attributable to Guild before the change in the fair value measurements related to our MSRs, contingent liabilities and note receivable related to completed acquisitions due to changes in valuation assumptions, amortization of acquired intangible assets and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations. Adjusted Net Income is also adjusted by applying an estimated effective tax rate to these adjustments. In addition we exclude the change in the fair value of MSRs due to changes in model inputs and assumptions from Adjusted Net Income and Adjusted EBITDA below because we believe this non-cash, non-realized adjustment to net revenues is not indicative of our operating performance or results of operations but rather reflects changes in model inputs and assumptions (e.g., prepayment speed, discount rate and cost to service assumptions) that impact the carrying value of our MSRs from period to period.
Adjusted Earnings Per Share. We define Adjusted Earnings Per Share as our adjusted net income divided by the basic weighted average shares outstanding of our Class A and Class B common stock.
Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest (without adjustment for net warehouse interest related to loan fundings and payoff interest related to loan prepayments), taxes, depreciation and amortization and net income attributable to the non-controlling interests exclusive of any change in the fair value measurements of our MSRs due to valuation assumptions, contingent liabilities and note receivable related to completed acquisitions due to changes in valuation assumptions and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations.
Adjusted Return on Equity. We define Adjusted Return on Equity as annualized Adjusted Net Income as a percentage of average beginning and ending stockholders’ equity during the period.
Tangible Net Book Value Per Share. We define Tangible Net Book Value Per Share as total stockholders’ equity attributable to Guild, less intangible assets, net and goodwill divided by the total shares of our Class A and Class B common stock outstanding. The most directly comparable GAAP financial measure for tangible net book value per share is book value per share.
We use these non-GAAP financial measures (other than tangible net book value per share) to evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. These non-GAAP financial measures are designed to evaluate operating results exclusive of fair value adjustments that are not indicative of management’s operating performance. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, management uses the non-GAAP financial measure of tangible net book value per share to evaluate the adequacy of our stockholders’ equity and assess our capital position and believes tangible net book value provides useful information to investors in assessing the strength of our financial position.
Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Net Income and Adjusted EBITDA, Earnings per share, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Earnings per share, Return on Equity, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Return on Equity, and Book Value Per Share, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Tangible Net Book Value Per Share. These limitations include that these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

For more information on these non-GAAP financial measures, please see the “GAAP to Non-GAAP Reconciliations” included at the end of this release.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and per share amounts)	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$114,352	$137,891
Restricted cash	3,532	8,863
Mortgage loans held for sale	932,771	845,775
Reverse mortgage loans held for investment	81,457	—
Ginnie Mae loans subject to repurchase right	639,023	650,179
Accounts, notes and interest receivable	63,649	58,304
Derivative assets	24,401	3,120
Mortgage servicing rights, net	1,258,313	1,139,539
Intangible assets, net	27,113	33,075
Goodwill	186,183	176,769
Other assets	165,839	186,076
Total assets	$3,496,633	$3,239,591
Liabilities and stockholders’ equity
Warehouse lines of credit	$839,122	$713,151
HMBS-related borrowings	71,278	—
Notes payable	148,766	126,250
Ginnie Mae loans subject to repurchase right	639,370	650,179
Accounts payable and accrued expenses	33,194	34,095
Accrued compensation and benefits	33,600	29,597
Investor reserves	20,022	16,094
Contingent liabilities due to acquisitions	7,239	526
Derivative liabilities	—	5,173
Operating lease liabilities	80,287	85,977
Note due to related party	—	530
Deferred compensation plan	95,394	95,769
Deferred tax liabilities	251,384	232,963
Total liabilities	2,219,656	1,990,304
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 20,558,055 and 20,583,130 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	205	206
Class B common stock, $0.01 par value; 100,000,000 shares authorized; 40,333,019 shares issued and outstanding at September 30, 2023 and December 31, 2022	403	403
Additional paid-in capital	47,529	42,727
Retained earnings	1,228,361	1,205,885
Non-controlling interests	479	66
Total stockholders' equity	1,276,977	1,249,287
Total liabilities and stockholders’ equity	$3,496,633	$3,239,591

Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended		Nine Months Ended September 30,
(in thousands, except per share amounts)	Sep 30, 2023	Jun 30, 2023	2023	2022
Revenue
Loan origination fees and gain on sale of loans, net	$158,126	$136,925	$387,702	$605,229
Gain on reverse mortgage loans held for investment and HMBS-related borrowings, net	2,755	2,306	5,061	—
Loan servicing and other fees	61,941	60,211	182,239	165,419
Valuation adjustment of mortgage servicing rights	22,077	27,890	(4,904)	247,439
Interest income	31,348	26,584	76,177	47,661
Interest expense	(19,394)	(17,329)	(48,985)	(36,411)
Other income, net	404	224	663	1,182
Net revenue	257,257	236,811	597,953	1,030,519
Expenses
Salaries, incentive compensation and benefits	142,637	144,903	398,660	502,893
General and administrative	18,809	20,448	60,140	20,153
Occupancy, equipment and communication	18,536	18,402	54,368	54,587
Depreciation and amortization	3,664	3,661	11,063	11,616
Provision for (reversal of) foreclosure losses	84	(1,044)	554	(1,974)
Total expenses	183,730	186,370	524,785	587,275
Income before income tax expense	73,527	50,441	73,168	443,244
Income tax expense	19,284	13,505	19,184	99,615
Net income	54,243	36,936	53,984	343,629
Net (loss) income attributable to non-controlling interests	(6)	—	(11)	25
Net income attributable to Guild	$54,249	$36,936	$53,995	$343,604

Net income per share attributable to Class A and Class B Common Stock:
Basic	$0.89	$0.61	$0.89	$5.63
Diluted	$0.88	$0.60	$0.87	$5.56
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	60,956	60,962	60,940	61,004
Diluted	61,913	61,801	61,976	61,806

Key Performance Indicators
Management reviews several key performance indicators to evaluate our business results, measure our performance and identify trends to inform our business decisions. Summary data for these key performance indicators is listed below.

	Three Months Ended		Nine Months Ended September 30,
($ and units in thousands)	Sep 30, 2023	Jun 30, 2023	2023	2022
Origination Data
$ Total in-house origination(1)	$4,263,841	$4,458,502	$11,423,769	$16,147,287
# Total in-house origination	13	13	35	50
$ Retail forward in-house origination	$4,087,820	$4,125,328	$10,771,949	$15,458,986
# Retail forward in-house origination	13	12	33	47
$ Retail reverse in-house origination	$19,984	$7,858	$27,842	$—
# Retail reverse in-house origination	—	—	—	—
$ Retail brokered origination(2)	$74,517	$64,240	$180,461	$161,279
$ Wholesale reverse origination	$8,948	$26,603	$35,551	$—
Total originations	$4,347,306	$4,549,345	$11,639,781	$16,308,566
Gain on sale margin (bps)(3)	377	310	343	375
Pull-through adjusted locked volume(4)	$4,067,137	$4,362,354	$11,643,939	$17,692,129
Gain on sale margin on pull-through adjusted locked volume (bps)(5)	389	314	333	342
Purchase recapture rate(6)	25%	27%	28%	31%
Refinance recapture rate(7)	22%	22%	26%	45%
Purchase origination %	94%	94%	94%	79%
Servicing Data
UPB (period end)(8)	$83,705,731	$82,030,408	$83,705,731	$77,735,730
_________________
(1)Includes retail forward, correspondent and retail reverse and excludes wholesale reverse and brokered loans.
(2)Brokered loans are defined as loans we originate in the retail channel that are processed by us but underwritten and closed by another lender. These loans are typically for products we choose not to offer in-house.
(3)Represents loan origination fees and gain on sale of loans, net plus gain on reverse mortgage loans held for investment and HMBS-related borrowings, net divided by total originations, excluding brokered loans, to derive basis points. This includes a $17.4 million increase in the valuation of our interest rate lock commitments and mortgage loans held for sale recognized in the three months ended September 30, 2023 due to model enhancements.
(4)Pull-through adjusted locked volume is equal to total locked volume, which excludes reverse loans, multiplied by pull-through rates of 84.3%, 85.4% and 94.6% as of September 30, 2023, June 30, 2023 and September 30, 2022, respectively. We estimate the pull-through rate based on changes in pricing and actual borrower behavior using a historical analysis of loan closing data and “fallout” data with respect to the number of commitments that have historically remained unexercised.
(5)Represents loan origination fees and gain on sale of loans, net divided by pull-through adjusted locked volume. This includes a $17.4 million increase in the valuation of our interest rate lock commitments and mortgage loans held for sale recognized in the three months ended September 30, 2023 due to model enhancements.
(6)Purchase recapture rate is calculated as the ratio of (i) UPB of our clients that originated a new mortgage with us for the purchase of a home in a given period, to (ii) total UPB of our clients that paid off their existing mortgage as a result of selling their home in a given period.
(7)Refinance recapture rate is calculated as the ratio of (i) UPB of our clients that originated a new mortgage loan for the purpose of refinancing an existing mortgage with us in a given period, to (ii) total UPB of our clients that paid off their existing mortgage as a result of refinancing their home in the same period.
(8)Excludes reverse mortgage loans of $73.7 million and $34.5 million as of September 30, 2023 and June 30, 2023, respectively.

GAAP to Non-GAAP Reconciliations
Reconciliation of Net Income to Adjusted Net Income (unaudited)

	Three Months Ended		Nine Months Ended September 30,
(in millions, except per share amounts)	Sep 30, 2023	Jun 30, 2023	2023	2022
Net income	$54.2	$36.9	$54.0	$343.6
Net (loss) income attributable to non-controlling interests(1)	—	—	—	—
Net income attributable to Guild	$54.2	$36.9	$54.0	$343.6
Add adjustments:
Change in fair value of MSRs due to model inputs and assumption	(38.2)	(43.8)	(38.3)	(317.8)
Change in fair value of contingent liabilities, net due to acquisitions	(0.4)	1.3	0.9	(45.1)
Amortization of acquired intangible assets	2.0	2.0	6.0	6.0
Stock-based compensation	2.3	2.3	6.4	4.9
Tax impact of adjustments(2)	9.0	10.2	6.6	78.5
Adjusted Net Income	$29.0	$9.0	$35.5	$70.1

Weighted average shares outstanding of Class A and Class B Common Stock	61	61	61	61
Earnings per share	$0.89	$0.61	$0.89	$5.63
Adjusted earnings per share	$0.48	$0.15	$0.58	$1.15
_________________
Amounts may not foot due to rounding
(1)Net (loss) income attributable to non-controlling interests was $(6) thousand, $0, $(11) thousand and $25 thousand for the three months ended September 30, 2023 and June 30, 2023 and the nine months ended September 30, 2023 and 2022, respectively.
(2)Estimated effective tax rate used was 26.3%, 26.8%, 26.3% and 22.3% for the three months ended September 30, 2023 and June 30, 2023 and the nine months ended September 30, 2023 and 2022, respectively.
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share (unaudited)

	Three Months Ended		Nine Months Ended September 30,
	Sep 30, 2023	Jun 30, 2023	2023	2022
Earnings per share	$0.89	$0.61	$0.89	$5.63
Add back (subtract):
Per share impact of non-GAAP adjustments, net of tax	(0.41)	(0.46)	(0.30)	(4.48)
Adjusted earnings per share(1)	$0.48	$0.15	$0.58	$1.15
_________________
(1)Adjusted earnings per share uses the same denominator as earnings per share.

Reconciliation of Net Income to Adjusted EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended September 30,
(in millions)	Sep 30, 2023	Jun 30, 2023	2023	2022
Net income	$54.2	$36.9	$54.0	$343.6
Add adjustments:
Interest expense on non-funding debt	3.0	2.6	8.4	4.7
Income tax expense	19.3	13.5	19.2	99.6
Depreciation and amortization	3.7	3.7	11.1	11.6
Change in fair value of MSRs due to model inputs and assumptions	(38.2)	(43.8)	(38.3)	(317.8)
Change in fair value of contingent liabilities, net due to acquisitions	(0.4)	1.3	0.9	(45.1)
Stock-based compensation	2.3	2.3	6.4	4.9
Adjusted EBITDA	$43.9	$16.5	$61.6	$101.6
Reconciliation of Return on Equity to Adjusted Return on Equity
(unaudited)

	Three Months Ended		Nine Months Ended September 30,
($ in millions)	Sep 30, 2023	Jun 30, 2023	2023	2022
Income Statement Data:
Net income attributable to Guild	$54.2	$36.9	$54.0	$343.6
Adjusted net income	$29.0	$9.0	$35.5	$70.1

Average stockholders’ equity	$1,264.2	$1,232.4	$1,263.1	$1,092.8
Return on Equity	17.2%	12.0%	5.7%	41.9%
Adjusted Return on Equity	9.2%	2.9%	3.8%	8.6%

Reconciliation of Book Value Per Share to Tangible Net Book Value Per Share
(unaudited)

(in millions, except per share amounts)	September 30, 2023	December 31, 2022
Total stockholders' equity	$1,277.0	$1,249.3
Less: non-controlling interests	0.5	0.1
Total stockholders' equity attributable to Guild	$1,276.5	$1,249.2
Adjustments:
Intangible assets, net	(27.1)	(33.1)
Goodwill	(186.2)	(176.8)
Tangible common equity	$1,063.2	$1,039.4

Ending shares of Class A and Class B common stock outstanding	61	61

Book value per share	$20.96	$20.51
Tangible net book value per share(1)	$17.46	$17.06
_________________
(1)Tangible net book value per share uses the same denominator as book value per share.